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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported):  November 14, 2000



                                  SONIC CORP.
            (Exact name of registrant as specified in its charter)




             Delaware                      0-18859               73-1371046
(State or other jurisdiction of  (Commission File Number)     (I.R.S. Employer
incorporation or organization)                               Identification No.)


            101 Park Avenue
        Oklahoma City, Oklahoma                                    73102
(Address of Principal Executive Offices)                        (Zip Code)


                                (405) 280-7654
             (Registrant's telephone number, including area code)


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Item 5.   Other Events.

On November 14, 2000, Sonic Corp. (the "Registrant") announced that its Board of Directors had approved a three-for-two split in the form of a stock dividend. Holders of record of the Registrant's common stock, par value $.01 per share (the "Common Stock"), at the close of business on November 24, 2000 (the "Record Date"), will receive one additional share of Common Stock for each two shares held on the Record Date. The stock dividend will be distributed November 30, 2000. The stock split will increase the number of shares of Common Stock outstanding from approximately 17.6 million to approximately 26.4 million (exclusive of treasury shares).
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   REGISTRANT:

                                   SONIC CORP.

Date:  November 15, 2000
                                   By:/s/J. Clifford Hudson
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                                         J. Clifford Hudson, Chairman and Chief
                                         Executive Officer